UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Definitive Proxy Statement

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BMO FUNDS, INC.

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BMO Small-Cap Value Fund

We recently sent to you a proxy statement for the BMO Small-Cap Value Fund requesting your vote on the important matter to be decided at the Special Meeting of Class R3 Shareholders that has been adjourned to May 7, 2018.

As of today, we have not received your vote regarding the important matter which is explained in the proxy statement we sent to you.

Please Vote Today

Every Vote Counts

We urge you to vote as soon as possible to allow the Fund to obtain the necessary number of votes required to hold the meeting as scheduled.

The Fund has made it very easy for you to vote. Choose one of the following methods:

Vote by Internet	Vote by Mail	Call
Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received prior to May 7, 2018.	Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING

BMO ADJ